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                                                                    EXHIBIT 23.1



                         CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-4 being filed April 20, 2004) and the related Prospectus pertaining to the Jefferson-Pilot Corporation 4.75% Notes due 2014 and to the incorporation by reference therein of our report dated February 2, 2004, with respect to the consolidated financial statements and schedules of Jefferson-Pilot Corporation included in its Annual Report on Form 10-K for the year ended December 31, 2003, filed with the Securities and Exchange Commission.



                                       /s/ Ernst & Young LLP

                                       Ernst & Young LLP


Greensboro, North Carolina
April 20, 2004